Stewart Information Services Announces Dividend Increase And New Share Buyback Authorization

Increases Annual Dividend by 20 Percent to $1.20 per share

HOUSTON, Nov. 16, 2015 /PRNewswire/ -- Stewart Information Services Corporation (NYSE – STC) today announced a dividend increase and new share buyback plan that reflects the company's commitment to return capital to shareholders as well as confidence in its continued operational efficiencies and smart growth.

Increased Dividend
The Stewart Board of Directors has approved a 20 percent increase in the Company's cash dividend payable to common shareholders, demonstrating the Company's ability to deliver improved performance and cash flow. The increased annual dividend of $1.20 per share will be paid beginning with the fourth quarter of 2015. In February 2014, Stewart announced plans to return $70 million to stockholders by the end of 2015. By increasing the dividend in the fourth quarter, Stewart will have substantially completed its capital return program.

New Share Buyback
In connection with the dividend increase, the Board has also authorized a new share repurchase program of up to $50 million to be open for the next three years. Under the share repurchase program, Stewart has the ability to purchase shares of its outstanding common stock in both open market and privately negotiated transactions at prices deemed appropriate by the Company. The timing, form and amount of share repurchases under the program will depend on a variety of factors, including market conditions, share price, the Company's capital and liquidity position relative to internal and rating agency targets, legal requirements, including approval of the release of cash from the regulated underwriter by the Company's insurance regulators, corporate considerations, and other factors.

"We are focused on continuing to strengthen our balance sheet, including improving our statutory liquidity and surplus, to support smart growth while returning significant capital to shareholders," said Matthew W. Morris, Chief Executive Officer. "Upon substantial completion of the $70 million return of capital that we announced in early 2014, we are pleased to announce a 20% increase in the annual dividend and a new $50 million share repurchase authorization."

"We will leverage our successful cost management program and continue to reduce operating expenses through further centralization, offshoring and technology rationalization as we target a 10% pre-tax margin in a normalized origination market. At the same time, the changing regulatory environment and its impact on customer requirements may enable highly accretive acquisitions for further margin expansion in our core business," concluded Morris.

About Stewart
Stewart Information Services Corp. (NYSE: STC) is a leading provider of real estate services, including global residential and commercial title insurance, escrow and settlement services, lender services, underwriting, specialty insurance, loan due diligence, compliance solutions, service performance management and other solutions that facilitate successful real estate transactions. Stewart offers personalized service, industry expertise and customized solutions for virtually any type of real estate transaction, through our direct operations, network of approved agencies and other companies within the Stewart family. Through a focus on integrity, smart growth and conservative management, Stewart remains committed to serving our customers, innovating and improving to meet their needs in an ever-changing market.

Forward-Looking Statements
Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the challenging economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; our exit of the delinquent loan servicing business lines and the wind down of these operations; the impact of vetting our agency operations for quality and profitability; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expense savings from our cost management program; our ability to successfully integrate acquired businesses; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014, our quarterly reports on Form 10-Q, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

CONTACT: Nat Otis, SVP - Finance and Director of Investor Relations, (713) 625-8360